                                                                  EXHIBIT 10.11

                                      LEASE



                        ONE TWENTY EIGHT CORPORATE CENTER
                                70 BLANCHARD ROAD
                            BURLINGTON, MASSACHUSETTS






      LANDLORD:        E&F REALTY ASSOCIATES LIMITED PARTNERSHIP


      TENANT:          XIONICS International Holding Inc.
                       Two Corporation Way
                       Peabody, Massachusetts 01960


      PREMISES:        30,000 Rentable Square Feet on the First and Fifth Floors


      DATED:           November 29, 1994

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                                Table of Contents
                                -----------------                        Page
         Exhibit 1                                                       ----

1.       Reference Data                                                    1

2.       Description of Demised Premises                                   3

         2.1      Demised Premises                                         3
         2.2      Appurtenant Rights                                       3
         2.3      Exclusions and Reservations                              3

3.       Term of Lease                                                     4

         3.1      Definitions                                              4
         3.2      Habendum                                                 4
         3.3      Declaration Fixing Term Commencement Date                4
         3.4      Tenant's Option to Extend                                4
         3.5      Right of 1st Refusal                                     5
         3.6      Tenant's Right of First Offer for Additional Space       5

4.       Readiness for Occupancy - Entry by Tenant Prior
         to Term Commencement Date                                         6

         4.1 Condition of Premises                                         6

5.       Use of Premises                                                   6

         5.1      Permitted Use                                            6
         5.2      Prohibited Uses                                          6
         5.3      Licenses and Permits                                     6

6.       Rent                                                              6

         6.1      Rent                                                     6
         6.2      Intentionally Omitted                                    -

7.       Rentable Area                                                     7

8.       Services Furnished by Landlord                                    7

         8.1      Electric Current                                         7
         8.2      Water                                                    8
         8.3      Elevators, Heat, Cleaning                                8
         8.4      Air Conditioning                                         9
         8.5      Additional Heat, Air Conditioning Services               9

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         8.6      Additional Air Conditioning Equipment                    10
         8.7      Food Service Facility                                    10
         8.8      Security                                                 10
         8.9      Repairs                                                  10
         8.10     Interruption or Curtailment of Services                  10
         8.11     Energy Conservation                                      11
         8.12     Showers                                                  11

9.       Escalation                                                        11

         9.1      Definitions                                              11
         9.2      Tax Excess                                               14
         9.3      Operating Expense Excess                                 15
         9.4      Part Years                                               15
         9.5      Effect of Taking                                         15
         9.6      Survival                                                 15

10.      Changes or Alterations by Landlord                                15

         10.1     Changes or Alterations                                   15
         10.2     Intentionally Omitted                                    -

11.      Fixtures, Equipment and Improvements -
         Removal by Tenant                                                 16

12.      Alterations and Improvements by Tenant                            16

13.      Tenants Covenants and Agreements, Tenant's
         Contractors - Mechanics' and Other Liens -
         Standard of Tenant's Performance -
         Compliance with Laws                                              17

14.      Tenant Repairs                                                    18

         14.1     Repairs by Tenant                                        18
         14.2     Floor Load - Heavy Machinery                             18

15.      Insurance, Indemnification, Exoneration and
         Exculpation                                                       18

         15.1     General Liability Insurance                              18
         15.2     Certificates of Insurance                                19
         15.3     General                                                  19
         15.4     Property of Tenant                                       20
         15.5     Bursting of Pipes, etc.                                  20
         15.6     Repairs and Alterations - No Diminution
                  of Rental Value                                          20

16.      Assignment, Mortgaging and Subletting                             20

                                       ii
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17.      Miscellaneous Covenants                                           22

         17.1     Rules and Regulations                                    22
         17.2     Access to Premises                                       22
         17.3     Accidents to Sanitary and other Systems                  23
         17.4     Signs, Blinds and Drapes                                 23
         17.5     Estoppel Certificate                                     25
         17.6     Prohibited Materials and Property                        25
         17.7     Legal Requirements                                       25
         17.8     Tenant's Acts - Effect on Insurance                      25
         17.9     Miscellaneous                                            26

18.      Damage by Fire, Etc.                                              26

19.      Waiver of Subrogation                                             27

20.      Condemnation - Eminent Domain                                     29

21.      Default                                                           29

         21.1     Conditions of Limitation - Re-Entry
                  Termination                                              29
         21.2     Damages - Assignment for Benefit of Creditors            30
         21.3     Damages - Termination                                    30
         21.4     Fees and Expenses                                        31
         21.5     Waiver of Redemption                                     31
         21.6     Landlord's Remedies Not Exclusive                        32
         21.7     Grace Period                                             32
         21.8     Abandonment                                              32

22.      End of Term - Abandoned Property                                  32

23.      Subordination                                                     33

24.      Quiet Enjoyment                                                   35

25.      Entire Agreement - Waiver Surrender                               35

         25.1     Entire Agreement                                         35
         25.2     Waiver by Landlord                                       36
         25.3     Surrender                                                36

26.      Inability to Perform - Exculpatory Clause                         36

27.      Bills and Notices                                                 37

28.      Parties Bound - Seisin of Title                                   38


                                      iii
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29.      Miscellaneous                                                     38

         29.1     Separability                                             38
         29.2     Captions, Etc.                                           38
         29.3     Broker                                                   38
         29.4     Modifications                                            38
         29.5     Governing Law                                            39
         29.6     Assignment of Rents                                      39
         29.7     Representation of Authority                              39
         29.8     Non-Disturbance Agreement                                39

30.      Signiture Page                                                    40

Exhibit 2 & 2A             Demising Plan's                                 N/A

Exhibit 3                  Cleaning Services Provided by Landlord          41




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                                EXHIBIT 1, SHEET 1

                              128 Corporate Center
                                70 Blanchard Road
                         Burlington, Massachusetts 01803
                                ("the Building")


Execution
Date:     November 29, 1994

Tenant:   XIONICS, a Delaware corporation
          International Holdings Inc.
          70 Blanchard Rd.
          Burlington, MA

Landlord: E&F REALTY ASSOCIATES LIMITED PARTNERSHIP organized under the laws of the Commonwealth of Massachusetts; General Partner is E&F REALTY CORPORATION.

Building: The building in the Town of Burlington, Middlesex County, Commonwealth of Massachusetts and known as 128 Corporate Center as shown on a plan entitled "Plan of Land in Burlington, Massachusetts" dated December 28, 1984 by Harry R. Feldman, Inc. recorded with the Middlesex South Registry of Deeds as Plan No. 994 of 1985 in Book 16319, Page 445

Art. 2 Premises: The entire rentable area on the fifth (5th) floor of the building and the area on the first (lst) floor as shown on the lease plan, which areas are agreed to contain 23,260 and 6,740 rentable square feet respectively, totalling 30,000 rentable square feet.


Art. 3.1  Term Commencement Date: JANUARY 1, 1995 Landlord and Tenant agree to waive first months rent (January 1995) except for electricity as an inducement to the Tenant to sign this lease.

Art. 3.2  Termination Date:       DECEMBER 31, 1999 unless extended as
                                  hereinafter set forth.

Art. 4.3  Final Plans Date:       N/A

Art. 5    Use of Premises:        Office space and uses incidental thereto.
                                  General office (5th floor) and storage and testing for image acceleration products.


                                       1
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                                EXHIBIT 1, SHEET 2


Art. 6    Rent: Per R.S.F.           Yearly Rent               Monthly Payment
                ----------           -----------               ---------------
                 $15.00              $450,000.00                 $37,500.00

          Security Deposit: $ 37,500.00

          Security Deposit plus first months rent to be paid at time of signing of this Lease. No interest will accrue on security deposit throughout lease.

Art. 7    Total Rentable Area (Premises): 30,000 square feet.

Art. 8 Electric current will be furnished by Landlord to Tenant but paid for by tenant. beginning on the 1st day of use by the Tenant for any purpose or the commencement date whichever is earlier.

Art. 9    Operating and Tax Escalations:

          Operating Costs after the Base Year 1995.

          Tax Base: Fiscal year ending June 30, 1995.

          Tenant's Proportionate Share: 28.6%

Art. 29.3 Brokers:

          Leggat-McCall, Grubb & Ellis and Lynch, Murphy, Walsh & Partners.

LANDLORD:                                   TENANT:

E&F REALTY ASSOCIATES                     XIONICS INTERNATIONAL
LIMITED PARTNERSHIP                         HOLDING INC.

By: E&F REALTY, CORPORATION,
    GENERAL PARTNER


By: /s/ Eleanor Pao                        By: /s/ Gerard T. Feeney
    --------------------------                 -------------------------
    ELEANOR PAO, PRESIDENT                     GERARD T. FEENEY, VICE PRESIDENT
                                               FINANCE & OPERATIONS, CFO
                                               HEREUNTO DULY AUTHORIZED




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     THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.   REFERENCE DATA

     Each reference in his Lease to any of the terms and contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.   DESCRIPTION OF DEMISED PREMISES

     2.1 DEMISED PREMISES. The demised premises are that portion of the building as described in Exhibit 1 (as such building may from time to time be constituted after changes therein, additions, thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof.

     2.2 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable nondiscriminatory rules from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways, stairways, elevators, loading docks, food service facility and showers of the Building, serving the premises in common with others, (b) common walkways necessary for access to the Building,
(c) Tenant's Proportionate Share of the parking spaces (which is 99 spaces) within the parking lot of the Building (as the same now exists or may hereafter be expanded by Landlord) on an exclusive basis, and (d) if the premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements.

     2.3 EXCLUSIONS AND RESERVATIONS. All the perimeter walls of the premises except the inner surfaces thereof, terraces or roofs adjacent to the premises, and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the premises for the purposes of operation, maintenance, and repair, are expressly excluded from the premises and reserved to Landlord. Landlord's right of access in the premises shall only be exercised after reasonable advance notice (written or oral) to Tenant (except in emergencies) and shall be exercised so as to reasonably minimize interference with Tenant's conduct of its business in the premises.



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3.   TERM OF LEASE

     3.1 DEFINITIONS. As used in this Lease the words and terms which follow mean and include the following:

     (a)  Term Commencement Date - The date stated in Exhibit 1,

     3.2 HABENDUM. TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier or later date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the term hereof will hereafter be called "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs.

     3.3 DECLARATION FIXING TERM COMMENCEMENT DATE. Each of the parties hereto agrees upon demand of the other party to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request, the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument after the term has in fact been terminated, and Tenant shall have failed to execute and deliver such instrument after Landlord's request therefor within ten
(10) days.

     3.4 TENANT'S OPTION TO EXTEND. Tenant shall have one option, to be exercised as hereinafter provided, to extend the term of this Lease for a period of three years (the "Extended Term") upon the condition that, on the last date on which Tenant is entitled to exercise such option and on the last day of the then current term hereof, this Lease is in full force and effect and no event of default (including the expiration of any grace and notice periods) described in
Section 21 hereof has occurred and is continuing. Tenant shall exercise such option by giving written notice thereof to Landlord not more than twenty-four
(24) nor less than nine (9) months prior to the expiration of the then current term. Upon such exercise, the term of this lease shall be automatically extended for a period of three years upon all of the same terms, provisions and conditions set forth in this Lease, except that the Yearly Rent hereunder shall be the greater of the then fair market rent or the highest rent called for during the base term of this lease, and Tenant shall have no additional option to extend the term hereof. In the event the parties are unable to agree on what the fair market rent of the premises then is, such shall be determined by arbitration. If the parties are unable to agree on one arbitrator, then each party shall nominate and appoint one arbitrator and the two arbitrators so appointed shall select a third arbitrator. The fair market rent shall be as determined by a majority of the arbitrators and in the event that two of the arbitrators cannot agree on what the fair market rent is, said fair market rent shall be determined by averaging the three figures which each of the arbitrators determine to be the fair market rent. This option to extend shall be null and void if the Tenant either sublets the premises, or any part thereof, or assigns the Lease. Notwithstanding the above, this option is not void if the event described in Section 16 (d) occurs.


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     3.5 RIGHT OF FIRST REFUSAL 1ST FLOOR ADJACENT SPACE. Provided that no event of default (including the expiration of any grace and notice periods) described in Section 21 has occurred and is continuing, Tenant shall have a right of first refusal to lease the remaining vacant space totaling 4,635 rentable square feet on the first floor of the Building (the available space) as provided in this
Section 3.5. Before entering into any lease of the available space, Landlord shall deliver to Tenant a written notice (the Lease Notice indicating another party has expressed interest in leasing the available space). If Tenant wishes to exercise Tenant's right of first refusal, Tenant shall do so by delivering to Landlord, within five (5) days after delivery of the Lease Notice, a written notice (the "Notice of Exercise") of Tenant's election lease the Available
Space. If Tenant shall give such Lease Notice, the Available Space shall be deemed added to the premises effective as of receipt of the Notice of Exercise on all the same terms and conditions of this Lease except that (A) the yearly rent becomes $519,525/year and $43,293.75/month and (B) Tenants proportionate share shall be 33%. If Tenant shall not exercise such right within such period, or June 30, 1995, whichever is sooner, time being of the essence in respect to such exercise, this Section 3.5 becomes null and void and Landlord shall be free to enter into a lease of the Available Space with any other prospective tenant, without any further offer to Tenant, upon any terms and conditions. The rights granted in this Section 3.5 are intended for the sole benefit of XIONICS so long as it is the major tenant in the Building and shall expire if and when (a) this Lease or any interest herein or therein is assigned to any person or entity or
(b) XIONICS, itself, fails to occupy for the conduct of its business at least 30,000 rentable square feet of space in the Building.

     3.6 TENANT'S RIGHT OF FIRST OFFER FOR ADDITIONAL SPACE.

     (a) Landlord covenants and agrees with Tenant that if during the Term any other space in the Building is available for leasing and Landlord intends such space, then prior to making any offer to lease to a prospective tenant or listing such space with a broker for lease, Landlord shall give notice to Tenant of such intention setting forth the terms on which such space will be offered ("Offer Notice") and Tenant shall have the option, subject to the provisions set forth in this paragraph, exercisable only be notice given to Landlord within five (5) days from the receipt of the Offer Notice, to lease such space, for the rent and other terms and conditions as described in the Offer Notice. Tenant must accept any such offer to lease within five (5) days from receipt of the Offer Notice by giving written notice of such acceptance to Landlord accompanied by a deposit check payable to Landlord in the amount of the first month's rent as set forth in the terms of the lease of such space.

     (b) If any such offer is not so accepted by Tenant prior to five o'clock p.m. on the fifth (5th) day after receipt of such Offer Notice, or if Tenant shall have accepted such offer but failed to timely execute a lease or lease amendment evidencing such acceptance, then such offer or the acceptance thereof shall be null and void and of no further force or effect, and in such event Tenant agrees on request of Landlord to promptly execute an instrument in recordable form which recites that such option has not been exercised by Tenant and is of no further force or effect. Thereafter, Landlord shall be free to lease such space to any other party, provided that the rent is equal to at least eighty percent (85%) of the rent set forth in the Offer Notice.

     (c) Tenant recognizes and agrees that Landlord shall be under no obligation to solicit or obtain any other tenant of such space, or receive any written offer or commitment in order to comply with the requirements of this paragraph.



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     (d) The terms of this Section 3.6 shall not apply to any offer, proposal, lease or assignment by Landlord to or for any entity controlled by Landlord or by any member of Landlord's immediate family. The terms of this Section shall also not apply to any mortgagee or any party which purchases the Building at a foreclosure sale or by deed in lieu of foreclosure.

4.   READINESS FOR OCCUPANCY - ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE

     4.1 CONDITION OF PREMISES. Except as hereinafter provided in this paragraph, the Tenant is familiar with the physical condition of the premises and the Building, and Tenant takes the premises in its "as is" condition. The Landlord represents the premises are not in violation of the provisions of the Americans With Disabilities Act, but otherwise, the Landlord has made and makes no representation or warranty in connection with the condition of the premises or the Building, and, except for obligations of the Landlord that are expressly contained in this Lease, the Landlord shall not be liable for any latent or patent defects in the Building or the premises. Notwithstanding the foregoing, Landlord agrees to paint the walls using the matching color on the fifth floor and touch up the walls on the first floor and to steam clean the carpets.

5.   USE OF PREMISES

     5.1 PERMITTED USE. Tenant may use the premises only for the purposes as stated in Exhibit 1 and for no other purposes.

     5.2 PROHIBITED USES. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall materially (a) impair the reputation of the Building or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or premises, or with the use or occupancy of any of the other areas of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy.

     5.3 LICENSES AND PERMITS. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall at dully procure and thereafter maintain such license and submit the same to inspection by the Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Without limiting the foregoing, Tenant shall, at its own cost and expense, obtain a certificate of occupancy permitting the premises to be used for the Permitted Uses.

6.   RENT

     6.1 RENT. During the term of this Lease, the Yearly Rent and other charges at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect

                                       6
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of such month. Yearly rent for JANUARY 1995 IS WAIVED BY THE LANDLORD and the
February rent and Security Deposit shall be paid at the signing of this Lease. ALL OTHER CHARGES RESERVED AND COVENANTED TO BE PAID UNDER THIS LEASE SHALL COMMENCE ON THE TERM COMMENCEMENT DATE. If by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord, or if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any set off or deduction whatsoever. Rental and any other sums due hereunder not paid within ten (10) days after the due date shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of four (4) percentage points over the so-called "prime rate" then currently from time to time charged by Bank of Boston to its most favored corporate customers, or at any applicable lesser maximum legally permissible rate for debts of this nature. In the event that the foregoing "base rate" becomes unascertainable for any reason, the Landlord shall designate a comparable rate which shall be deemed to be the "base rate" for the purpose of computing the applicable interest rate pursuant to the immediately preceding sentence.

7.   RENTABLE AREA

     The Total Rentable Area of the premises is indicated in Exhibit 1 hereof. Any computation of Rentable Area required by the terms of this Lease shall be performed in a manner consistent with the computation of the Total Rentable Area of the Premises as specified in said Exhibit 1.

8.   SERVICES FURNISHED BY LANDLORD

     8.1  ELECTRIC CURRENT.

     (a) Landlord will furnish to Tenant electric current for the operation of lighting fixtures, the 120-volt electrical outlets initially installed in the premises in accordance with plans approved by Landlord and such other installations and facilities as may thereafter be approved by the Landlord, provided that Tenant shall pay the costs of the same in accordance with Landlord's submetering system at the rates charged to Landlord by the public utility furnishing such electric current. Landlord shall provide a so-called check meter to measure electricity consumption in the demised premises. Such check meter shall be installed, at Landlord's cost, in conjunction with the initial construction in the premises. At the request of a Tenant receiving an apportionment of the cost of electricity measured by a particular meter or submeter, Landlord shall conduct an electrical audit at such Tenant's expense and shall reapportion the cost of electricity among tenants occupying the space covered by the applicable meter or submeter if such audit demonstrates that one or more of said tenants are utilizing electricity at a level disproportionate to the proportion of the square footage that it or they occupy. Tenant shall pay for the electricity so provided to the premises within fifteen (15) days after receipt from Landlord of a bill therefor accompanied by evidence of the charges therefor payable by Landlord. Notwithstanding the above, the landlord has the right to maintain a check meter on the 1st floor and to apportion the Electric Cost based on a prorata share of the square feet footage occupied by XIONICS and the adjacent tenant should XIONICS choose not to expand as allowed in Article 3.5.

     (b) Landlord, at its option at any time, may require separate metering and direct biling to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment that requires either 3-phase electric power or any voltage other than 120 and is not installed as part of the initial construction of the premises.

     (c) Intentionally omitted.

     (d) Intentionally omitted.

     (e) Landlord, at Tenant's expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to incandescent and flourescent) used in the Premises. All lamps shall be in good working order at the time of the commencement of the lease.

     (f) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements, provided that such change or lack of availability or suitability results from causes beyond ?????????????????????? ?????????????????????? any action whatsoever to prevent such change or to assure availability or suitablility unless it receives ???? ?????? ???????????????.

     (g) Tenant agrees that it will not make any material alteration or material addition to electrical equipment and/or appliances in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

     8.2 Water. Landlord shall furnish hot and cold water for ordinary premises cleaning, toilet, lavatory and ?????? purposes. ?????? ?????? ???????? water for any purpose other than for the aforementioned purposes. Landlord may (i) asses a reasonable charge for the additional water used or consumed by Tenant or to install a water meter and thereby measure Tenant's water consumption for all purposes.

In the latter event, Tenant shall pay, the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed as sho?? ?said meter together with the sewer charge based ????????????????? ??????????? in making such payment Landlord may pay such charges and collect the same from Tenant. If Landlord so separately meters Tenant's water consumption. Operating Costs shall thereafter exclude any changes to water and sewer charges attributable to space leased to other tenants. All piping and other equipment and facilities for use of water outside the building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

8.3 Elevtors, Heat, Cleaning.

     (a) Landlord, at its expense shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, from 7:00 a.m., to 6:30 p.m., and on Saturdays, from 8:00 a.m.


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

to 2:00 p.m., excepting legal holidays (called "business days") and have one elevator in operation available for Tenant's use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat (sufficient to maintain the premises at reasonably comfortable temperatures and in any event at least substantially equivalent to that being furnished in comparably aged similarly equipped office buildings in the Town of Burlington) to the premises during the normal heating season on business days; and (iii) cause the office areas, bathrooms and other habitable areas of the premises to be cleaned on business days (except on Saturdays) provided the same are kept in order by Tenant and provided further that Tenant shall be solely responsible for cleaning all sinks installed in the premises. Exhibit 3 shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Article 8.3. Landlord reserves the right reasonably to increase the hours during which it will provide heat, air conditioning and other Building services to its tenants.

     (b) The parties agree and acknowledge that, despite reasonable precautions in selecting cleaning and maintenance contractors and personnel, any property or equipment in the premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of cleaning and maintenance services being performed. Accordingly, Tenant shall take reasonable protective precautions with such property and equipment (including, without limitation, computers or other data processing components or equipment and optical or electronic equipment, etc.) E.G., housing the property and equipment in a separate, locked room, so as to render it inaccessible to the Building's cleaning personnel.

     8.4 AIR CONDITIONING. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the premises air conditioning as normal seasonal changes may require to maintain the premises at reasonably comfortable temperatures (subject to the design capacity of the air conditioning system) on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the premises by Tenant. The air conditioning system referred to in this Article 8.4 shall be capable of providing 78 degrees fahrenheit dry bulb with outside conditions of 92 degrees Fahrenheit dry bulb and 74 degrees fahrenheit wet bulb. The foregoing design conditions shall be based upon an occupancy within each separately partitioned area in the premises of not more than one person per 100 square feet of Net Rentable Area and a combined lighting and standard electrical load not to exceed 2-1/2 watts per square foot of Net Rentable Area.

     8.5  ADDITIONAL HEAT, CLEANING AND AIR CONDITIONING SERVICES.

     (a) Landlord shall upon reasonable advance written notice from Tenant to Landlord or its designated management contractor before 4:00 p.m., Mondays through Fridays (in no event less than 24 hours) of its requirements in that regard, furnish additional heat, cleaning or air conditioning services to the premises on days and at times other than as above provided.

     (b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat, cleaning or air conditioning service required by Tenant, (ii) for any extra cleaning of the premises required because of the carelessness or indifference of Tenant or because of the unusual nature of Tenant's business, and (iii) for any cleaning done at the request of Tenant of any portions of the premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the premises shall be increased due to the installation in the premises, at Tenant's request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost.

     8.6 ADDITIONAL AIR CONDITIONING EQUIPMENT. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment so required will be installed and maintained by Landlord at Tenant's sole cost and expense but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such additional air conditioning equipment.

     8.7 FOOD SERVICE FACILITY. Except as otherwise provided herein, Landlord shall furnish, on the first floor of the Building, a cafeteria food service facility, the nature and operation of which shall be determined by Landlord in its reasonable discretion. Such cafeteria food service facility shall be available to Tenant's employees and others, and shall be subject to reasonable rules and regulations promulgated from time to time by Landlord. Landlord shall determine, in its absolute and sole discretion, the price which will be charged for the food and other services provided at such facility. Tenant shall not pay as part of operating Costs (as defined in Section 9) any part of (a) the cost of food or beverages supplied at such facility or (b) the compensation paid to the independent contractor or other personnel preparing such food or beverages. If Landlord determines that the proceeds from such cafeteria are not sufficient to pay, in full, the cost of operating such facility then Landlord may elect to discontinue the cafeteria service and replace the same with vending or other food dispensing machines selected by Landlord. Landlord agrees to give Tenant not less than thirty (30) days' prior written notice of the effective date of such discontinuation of cafeteria service.

     8.8 SECURITY. Landlord has installed a card-key security system for the entire Building. Landlord, at its expense, shall provide to the Tenant prior to the Term Commencement Date five card-keys to the front door of the Building and two keys to the door to the premises, provided that Tenant delivers to Landlord a list of the people who will be given such card-keys. Additional keys and card-keys shall be provided upon request at Tenant's expense, cost to be $10 per card-key, provided that Tenant identifies the individuals who will be given such card-keys.

     8.9 REPAIRS. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, exterior landscaping, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, shower rooms, food service facility, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of the Building in good condition and repair appropriate to a first class office building, provided, however, that the cost thereof shall be included in Operating Costs, to the extent included in the definition thereof set forth in Section 9.

     8.10 INTERRUPTION OR CURTAILMENT OF SERVICES. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of the tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems. Notwithstanding the foregoing, if such services or systems are curtailed, interrupted, stopped, or suspended, rent shall abate hereunder to the extent of any rent insurance proceeds received by Landlord as a result thereof, which are properly attributable to the premises and if, as a result of such curtailment of services or systems, the premises become untenantable for ten (10) business days (that is, Mondays through Fridays, excluding legal holidays), then, at the expiration or such period, the rent shall abate, regardless of the availability of such proceeds, for so long as the premises continue to be untenantable.

     8.11 ENERGY CONSERVATION. Notwithstanding anything to the contrary in this
Article 8 or in this Lease contained, Landlord may institute such policies, programs and measures as may be appropriate, in Landlord's reasonable judgment and which do not materially impair the services provided under this Article 8, for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

     8.12 SHOWERS. Landlord shall provide, maintain and clean for Tenant's use, in common with others, a men's and a women's shower facility located on the first floor of the Building.

9.   ESCALATION

     9.1 DEFINITIONS. As used in this Article 9, the words and terms which follow mean and include the following:

     (a) "Operating Year" shall be the 1995 calendar year and each succeeding calendar year included, in whole or in part, in the term of this Lease.

     (b) "Operating Costs in the Base Year" shall be the amount of Operating Costs (as hereinafter defined) for the 1995 calendar year.

     (c) "Tenant's Proportionate Share" shall be the figure as stated in Exhibit 1.

     (d) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands, including all common areas (including any future expansion thereof) and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property; charges, fees and assessments for police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by Federal, State, Municipal or other authorities. "Taxes" does not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, purchase or assessment, however described, that may in the future be levied or assessed as a substitute for or, if levied or assessed by any state, county or municipal authority, an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute "Taxes," but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. "Taxes" shall also include expenses or tax abatement or other, proceedings contesting assessments or levies, provided that Landlord exercised reasonable business judgment in instituting such abatement or other proceedings. Landlord agrees that any betterment or similar assessment imposed upon the Building or the land on which it stands shall be paid in installments over the longest period permitted by applicable law. Landlord represents and warrants that it has not entered into any agreement with the Town of Burlington regarding future real estate taxes on the Building or the land on which it stands.

     (e) "Tax Base" shall be the amount of Taxes due and payable with respect to the 1995 fiscal year (year ending June 30, 1995). THE TAX BASE SHALL BE REDUCED PRORATA IF AND TO THE EXTENT THAT THE TAX PERIOD FOR WHICH TAX EXCESS IS DUE AND PAYABLE CONTAINS FEWER THAN TWELVE (12) MONTHS.

     (f) "Tax Period" shall be the 1995 calendar year and the portion of each successive calendar year included in the term of this Lease.

     (g) "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building and grounds including, without limitation, all common parking areas (including any future expansion thereof), vehicular and pedestrian passageways related to the Building, related equipment, facilities, including the food service facility and appurtenances, elevators, cooling and heating equipment (not including, however, mortgage charges, brokerage commissions and other leasing expenses [including legal expenses connected with leasing and lease enforcement], salaries of executives and owners not directly employed in the management/operation of the Building, costs (other than the amount of any reasonable deductible) resulting from casualties, advertising and public relations expenses, the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such tenant, the costs of services of a type which are not supplied to or for the benefit of Tenant, and such portion of expenditures as are not properly chargeable against income), provided, however, that (i) if, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly included in Operating Costs for the Operating Year in which they were made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which annual charge-off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replaced) exceeds the annual charge-of the capital expenditure for the item being replaced; and (ii) if a new capital item is acquired which does not replace another capital item which was worn out, has become obsolete, etc. and which (a) is required to comply with applicable laws, rules or regulations, (b) is intended to reduce Operating Costs or (C) costs less than $250,000, then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. If a capital expenditure is required in order to meet a governmental requirement which existed at the time the Building was first completed (but which had not been performed), the cost of same (in order to meet such
                                       12
preexisting governmental requirement) shall not be included as an Operating Cost. (Annual charge-off shall be determined by (i) dividing the original costs of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure at an annual rate of either (x) the rate reasonably determined by Landlord as being the rate of interest then charged by institutional lenders for loans to purchase such capital items or (y) if the capital item is acquired through third-party financing, then the actual [including fluctuating] rate paid by Landlord in financing the acquisition of such capital item.) Provided, further, that, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over, which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid. If during any portion of the 1995 calendar year or of an Operating Year for which Operating Costs are being computed, the Building was not fully occupied by tenants or if Landlord is not supplying all tenants with the services and utilities being supplied hereunder, actual operating Costs incurred shall be reasonably projected by Landlord to the estimated Operating Costs that would have been incurred if the Building were 95% occupied for such Year and such services and utilities were being supplied to all tenants, and such projected amount shall, for the purposes hereof, be deemed to be the Operating Costs for such Year.

Operating Costs shall include, but not be limited to the following: Taxes (other than real estate taxes): Sales, Federal, Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord who are employed in, about or on account of the Building but only to the extent so employed, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in Article 9.1(d) shall not be included herein. This paragraph is intended to clarify and not to expand the scope of Operating Costs.

WATER: All charges and rates connected with water supplied to the Building and related sewer use charges and not separately metered or charged to Tenant.

HEAT AND AIR CONDITIONING: All charges connected with heat and air conditioning supplied to the Building and not separately metered or charged to Tenant.

WAGES: Fees of all consultants and wages and cost of all employee benefits of all employees of the Landlord who are employed in, about or on account of the Building but only to the extent so employed.

CLEANING: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

ELEVATOR MAINTENANCE: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

COMMON AREA MAINTENANCE: All expenses for or on account of the upkeep of all common areas including but not limited to landscaping and snow removal.

ELECTRICITY: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is billed separately and paid for directly to the Landlord or to the utility by the user/tenant in the Building, pursuant to the terms of the lease.

INSURANCE, ETC.: Fire, casualty, rent, liability and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the Town of Burlington and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the Town of Burlington.

SECURITY: All expenses for or on account of the upkeep and maintenance of any common security system or security personnel to the extent employed at the Building.

SNOW PLOWING: All costs associated with plowing or removing snow and ice from the sidewalks, parking areas, drives and other areas serving the Building.

MANAGEMENT FEES: All reasonable costs associated with the hiring and retention of a professional management company for the Building, provided, however, that in no event shall the management fees paid to an affiliate of Landlord exceed five percent of the gross rentals payable by tenants in the Building. Landlord shall provide Tenant with reasonably detailed statements of Operating Costs with appropriate back-up, including appropriate explanations. Tenant shall have the right to audit Landlord's books and records with respect to Operating Costs.

     9.2 TAX EXCESS. If for any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess, such amount being hereinafter referred to as "Tax Excess". Tax Excess shall be due within thirty (30) days after being billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord prorata monthly installments on account of projected Tax Excess, calculated by Landlord on the basis of the most recent tax data available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Landlord, at its option, either shall pay such excess to Tenant or shall allow Tenant to credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such remittances is less that the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord within thirty (30) days after being billed therefor. No escalation for taxes shall be passed on to the Tenant prior to the expiration of the base year as noted in Exhibit #l.

     Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes (except on account of vacancies) by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well, as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the lax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund, to the extent not previously included in "Taxes," may be charged against the tax refund before the adjustments are made, or the Tax Period.

     9.3 OPERATING EXPENSE EXCESS. If the Operation Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess, such amount being hereinafter referred to as "Operating Expense Excess." Operating Expense Excess shall be due within thirty (30) days after being billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord prorata monthly installments on account of projected Operating Expense Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Landlord, at its option, either shall pay such excess to Tenant or shall allow Tenant to credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord within fifteen (l5) days after being billed therefor.

     9.4 PART YEARS. If the Term Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term which fall within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

     9.5 EFFECT OF TAKING. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20, then, for the purposes of determining Tax Excess, there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant's Proportionate Share shall be adjusted appropriately to reflect the proportion of the premises and/or the Building remaining after such taking.

     9.6 SURVIVAL. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10. CHANGES OR ALTERATIONS BY LANDLORD

     10.1 CHANGES OR ALTERATIONS. Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, showers, food service areas or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right of access to the premises by Tenant and that Landlord uses reasonable efforts to minimize any material interference with Tenant's rights under this Lease, including without limitation the provision of services and systems to the premises. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority except to the extent made impossible by Landlord's actions. Notwithstanding the above, changes provided in this paragraph are not to diminish the general character of the building.

11. FIXTURES, EQUIPMENT AND IMPROVEMENTS - REMOVAL BY TENANT

     All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless otherwise expressly provided in this Lease. Where not built into the premises, all removable electric fixtures, drinking or tap water facilities, furniture, or trade fixtures or business equipment shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant at the expiration or termination of the term of this Lease upon the condition that such removal shall not materially damage the premises or the Building and that the cost of repairing any damage to the premises or the Building arising from installation or such removal shall be paid by Tenant.

12. ALTERATIONS AND IMPROVEMENTS BY TENANT

     Tenant shall make no alterations, installations, removals, additions or improvements in or to the premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord shall be responsible for the fees of Landlord's architect relating to the initial leasehold improvements by Tenant. No Installations or work shall be undertaken or begun by Tenant until Landlord has approved written plans and specifications therefor, which approval shall not be unreasonably withheld or delayed. No amendments or additions to such plans and specifications shall be made without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. In the event that, following completion of the initial leasehold improvements by Tenant and the commencement of occupancy of the Premises by Tenant for the purposes stated in Exhibit 1 hereof, Tenant requests Landlord's consent or approval with respect to any work costing, in the aggregate, less than $25,000 and Landlord does not respond to such request within fifteen (15) days after receipt thereof, Landlord shall be deemed to have consented to the work specified in such request PROVIDED THAT the request contained the following statement in capitalized print: THIS REQUEST COVERS WORK COSTING, IN THE AGGREGATE, LESS THAN $25,000. AS STATED IN SECTION 12 OF THE LEASE, YOU WILL BE DEEMED TO HAVE CONSENTED TO SUCH WORK IF YOU DO NOT RESPOND TO THIS REQUEST WITHIN FIFTEEN (15) DAYS AFTER YOU RECEIVE IT. Any such work, alterations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. If Tenant shall make any alterations, installations, removals, additions or improvements following completion of the initial leasehold improvements approved by Landlord then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the premises to substantially the same condition as existed upon completion of such initial leasehold improvements. At the time that Tenant requests Landlord's consent to any such work, Tenant may request Landlord to indicate whether, such work will have to be removed and the premises restored as aforesaid. If so requested, and if Landlord consents to such work, Landlord shall notify Tenant at the time of such consent whether the premises must be restored as aforesaid and Landlord shall be bound by such response. Tenant shall pay, as an additional charge, the entire increase in real estate taxes assessed on the Building during the term of this Lease which Landlord demonstrates result from or are attributable to any alteration, addition or improvement to the, premises made by or for the account of Tenant, other than the initial leasehold improvements approved by Landlord.

13. TENANT'S COVENANTS AND AGREEMENTS, TENANT'S CONTRACTORS - MECHANICS' AND OTHER LIENS - STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS

     Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises - whether such work be done prior to or after the Term Commencement Date - Tenant will strictly observe the following covenants and agreements:

     (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether, in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part, thereof. All contractors shall be subject to Landlord's prior written consent which consent shall not be unreasonably withheld or delayed.

     (b) Any mechanics' lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise.

     (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and reasonably approved by Landlord as set forth above.

     (d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Workmen's Compensation Insurance in accordance with statutory requirements, and Comprehensive General Liability Insurance, naming Landlord as an additional insured, covering such contractors on or about the premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to, the commencement of such work.

14. TENANT REPAIRS

     14.1 REPAIRS BY TENANT. Tenant shall keep all and singular the premises neat and clean and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof, damage by fire or by other casualty and repairs required to be made by Landlord hereunder excepted. Without limiting the generality of the foregoing, Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees, all repairs in and about the premises not required to be performed by Landlord and necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class at least equal to the original work. Landlord may elect after notice to Tenant and Tenant's failure to cure within the applicable cure period (except that no notice cure period shall be required in an emergency situation), at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property (except that Landlord shall be responsible for the cost of such repair if resulting from the negligence or improper conduct of Landlord or Landlord's employees, agents or contractors), or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors or licensees.

     14.2 FLOOR LOAD - HEAVY MACHINERY. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight, provided that such weights and positions to the extent shown on plans approved by Landlord may not subsequently be changed by Landlord except at Landlord's sole cost and expense. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the premises shall be Tenant's responsibility.

15. INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

     15.1 GENERAL LIABILITY INSURANCE. Tenant shall procure, keep in force and pay for Comprehensive General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Article 4 of this Lease, of

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

not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible office tenants in the Town of Burlington.

     15.2 CERTIFICATES OF INSURANCE. Such insurance shall be underwritten with insurers reasonably approved by Landlord, authorized to do business in The Commonwealth of Massachusetts under valid and enforceable policies wherein Tenant names Landlord, and such other entities as Landlord may from time to time identify, as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30) days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in
Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof required hereby and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

     15.3 GENERAL.

          15.3.1 Tenant will save Landlord harmless, and will exonerate, defend and indemnify Landlord, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

               (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (other than Landlord its agents, contractors and employees);

               (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building arising on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

               (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises.

               (d) Tenant's obligations under this Article 15.3 shall be insured either under the Comprehensive General Liability Insurance required under
Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

          15.3.2 Except as otherwise provided in this Lease, Landlord will save Tenant harmless, and will exonerate, defend and indemnify Tenant from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising on account of or based upon any injury to person, or loss of or damage to property, arising out of or based upon the negligence or misconduct of Landlord, its agents or employees.

     15.4 PROPERTY OF TENANT. In addition to and not in limitation of the foregoing, and notwithstanding anything else contained herein to the contrary, Tenant covenants and agrees that all merchandise, furniture, fixtures and property of every kind, nature and description related to or arising out of Tenant's leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways, parking areas or approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord.

     15.5 BURSTING OF PIPES, ETC. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord from Tenant or from any public official of the condition claimed to constitute negligence and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building.

     15.6 REPAIRS AND ALTERATIONS - NO DIMINUTION OF RENTAL VALUE. Except as otherwise provided in this Lease, there shall be no allowance to Tenant for diminution of rental value and, except as otherwise expressly provided herein, no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the premises, or in or to the fixtures, appurtenances or equipment thereof. Landlord agrees to use reasonable efforts to minimize any interference with Tenant's use of the premises.

16. ASSIGNMENT, MORTGAGING AND SUBLETTING

     (a) Tenant covenants and agrees that neither this Lease nor the lease term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission of Tenant, or used or occupied, or permitted to be used or occupied, by anyone other than Tenant, its servants, agents and employees, or for any use or purpose other than as above stated, or be sublet, or offered, or advertised for subletting, without in each case, Landlord's prior written consent. Notwithstanding the foregoing, subject to the third sentence of this paragraph, Landlord agrees that such consent shall not be unreasonably withheld or delayed as to any subletting so long as the proposed subtenant is reputable, that its credit and financial standing is acceptable to Landlord, that it shall utilize the subleased portion of the premises solely for first-class business office or professional office purposes, and that it is not a tenants in the Building unless there is no other space in the Building available from Landlord. Tenant further covenants and agrees that it will not sublease space from or take an assignment of a lease covering space in the Building from any other Building tenants, without Landlord's prior written consent unless there is no other space in the Building available from Landlord. If Tenant shall propose the assignment or subletting on all or substantially all of the premises, Landlord shall have the option of terminating this lease by giving notice thereof to Tenant, in which event the lease shall be terminated on the proposed effective date of such assignment or subletting, except for any previous obligations not performed by Tenant. In the event Tenant shall propose any assignment or subletting of less than all or substantially all of the premises, then Landlord shall have the right to suspend this lease pro tanto (i.e. the term of the lease with respect to the are proposed to be assigned or sublet shall be terminated during the term of such assignment or subletting) in which event Tenant's obligations, including, without limitation, monetary obligation, shall be reduced for such term in proportion to the area as to which the lease has been suspended.

     (b) Any assignment of this lease made hereunder shall be upon the express condition that the assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby assignee shall agree to be bound by the terms, covenants, and conditions of this lease on Tenant's part to be performed and whereby assignee shall expressly agree that the provisions of this Section shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers. Any sublease of the leased premises or any part thereof shall be expressly subject to the terms of this lease and shall contain the agreement of the subtenant thereunder that, upon Landlord's written request, after default by tenant and the expiration of any applicable grace period, it will pay all rents under the sublease directly to Landlord. If, pursuant to the provision of this Section, Tenant sublets the premises or any part thereof, Tenant shall pay to Landlord at the times such amounts are due to Tenant and in the manner specified by Landlord, an amount equal to seventy-five percent (75%) of the difference between all amounts which Tenant is due to receive from a subtenant by virtue of such subletting and the total of the rent due under this lease for the sublet are proportioned on a square foot basis, provided said difference is greater than zero. (Such difference is hereinafter called the "Sublet Profit".) No such assignment on subletting of the premises be Tenant shall relieve Tenant from the observance or performance of any of the terms, covenants and conditions of this lease, and no consent to any assignment or subletting is a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's approval in the case of any other assignment or subletting.

     (c) If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant and its employees, Landlord, after default by Tenant hereunder and after notice and the expiration of any applicable grace period, may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the requirements set forth in subparagraphs (a) and (b) of this Section, the acceptance by Landlord of such assignee, subtenant or occupant as the case may be, as a tenant, or a release by Tenant of its covenants, agreements and obligations contained in this lease. The consent by Landlord to an assignment or subletting shall not in any way be constructed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the premises shall affect the purpose for which the premises may be used as stated in Section 5.

     (d) Notwithstanding any of the foregoing, in the event Tenant merges with or is consolidated into another corporation, Tenant shall have the right, without the consent of Landlord, to assign Tenant's interest in this lease to the resulting merged or consolidated corporation ("assignee") provided (i) the assignee shall succeed to the business, goodwill and all or substantially all of the assets of Tenant, (ii) Tenant shall execute, acknowledge and deliver to Landlord an assignment, in form reasonably satisfactory to Landlord, of Tenant's interest in this lease to said assignee, and (iii) the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form reasonably satisfactory to Landlord, assuming the observance and performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and/or performed.

17. MISCELLANEOUS COVENANTS

    Tenant covenants and agrees as follows:

     17.1 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations, of any, annexed hereto and such other and further reasonable nondiscriminatory Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order herein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Landlord shall not enforce against Tenant any Rule or Regulation which Landlord is then waiving with respect to any other similarly situated tenant in the Building.

     17.2 ACCESS TO PREMISES. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance or function thereof; (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and their representatives, to have access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building or equipment or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease, provided that such activities shall be conducted so as to minimize interference with Tenant's conduct of its business in the premises; and (iii) permit Landlord, at reasonable times and upon reasonable advance notice (oral or written), to show the premises during ordinary business hours to any existing or prospective mortgagee, space lessee, purchaser, or assignee or any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of nine
(9) months next preceding the Termination Date, or at any time after Tenant shall have deserted or abandoned the premises, to any person contemplating the leasing of the premises or any part thereof. If during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary, in Landlord's reasonable judgment, or permissible hereunder, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the premises.

     17.3 ACCIDENTS TO SANITARY AND OTHER SYSTEMS. Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, heating and air conditioning or other systems located in, or passing through, the premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time. Notwithstanding the foregoing, in the event of any such eviction, rent shall abate hereunder to the extent of any rent insurance proceeds received by Landlord as a result thereof which are properly attributable to the premises and, the premises are untenantable for ten (10) business days (that is, Mondays through Fridays, excluding legal holidays), then, at the expiration of such period, the rent shall abate, regardless of the availability of such proceeds, for so long as the premises continue to be untenantable.

     17.4 SIGNS, BLINDS AND DRAPES. Except as otherwise expressly provided herein, no signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord's building standard design, provided that Landlord will not unreasonably withhold its approval of the use of Tenant's standard logo and lettering. Neither Landlord's name, nor the name of the Building, shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

     Landlord at Landlord's expense will provide a tenant sign on the lobby directory and on the tenant entry doors.

     Tenant shall have the right to remove the "Powersoft" sign which is currently located on the Building and to replace it with its own Tenant identification sign (the XIONICS Sign"). Tenant shall bear all costs associated with the removal of such existing signs (including, without limitation, the cost of repairing all damage to the Building caused by the attachment or removal of such signs) and with the construction and attachment of the XIONICS Sign. Tenant shall be responsible for obtaining all governmental approvals necessary to lawfully remove the existing signs and to erect the XIONICS Sign. The XIONICS Sign shall comply in all respects with all applicable laws, including, without limitation, the Zoning By-Laws of the Town of Burlington. Prior to erecting the XIONICS Sign, Tenant shall submit plans and specifications therefor to Landlord for Landlord's approval. Landlord may withhold its approval and require Tenant to redesign the XIONICS Sign if Tenant's proposed sign would, in Landlord's reasonable judgment, adversely affect the architectural integrity or aesthetic appeal of the Building. In no event shall such sign contain any words other than "XIONICS". The rights granted in this paragraph are intended for the sole benefit of XIONICS so long as it is the major tenant in the Building and shall expire if and when (a) this Lease or any interest herein or therein is assigned to any person or entity or (b) XIONICS, itself, fails to occupy for the conduct of its business at least 30,000 rentable square feet of space in the Building. Tenant shall be solely responsible for the cost of removing the XIONICS Sign and restoring the Building to its original condition upon the expiration or earlier termination of (a) the term of this Lease or (b) the rights granted herein to erect and maintain the XIONICS Sign, whichever shall first occur.

     Landlord shall have the right to remove the XIONICS Sign if and when an event of default (including the expiration of any applicable grace and notice periods) described in Section 21 has occurred and is continuing and the cost thereof shall be deemed an additional payment of rent due under this Lease. The costs incurred by Landlord in so removing the sign may be recovered from Tenant in any summary process or other judicial proceeding brought by Landlord to recover possession of the premises. If it is determined by a final order issued in such proceeding that no event of default existed and was continuing at the time that Landlord removed the sign, then Tenant shall not be responsible for paying any of Landlord's costs incurred in so removing the sign and Landlord shall reerect the sign at its sole cost and expense. Tenant may reerect the sign, at its own expense and subject to the conditions specified in the immediately preceding paragraph and elsewhere in this Lease, if and when all events of default have been cured, provided that no summary process or other judicial proceeding to recover possession of the premises has commenced and is continuing, and provided further that Tenant reimburses Landlord for all costs incurred by Landlord in so removing the sign. For the purposes of this paragraph, an order is final when all applicable appeal periods have expired and all timely filed appeals have been finally determined.

     17.5 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice by Landlord to Tenant, execute; acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not to Tenant's knowledge Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant's attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such ten-(10)-day period.

     17.6 PROHIBITED MATERIALS AND PROPERTY. Tenant shall not bring or permit to be brought or kept in or on the premises or elsewhere in the Building any inflammable, combustible or explosive fluid, material, chemical or substance (except for standard office supplies stored in proper containers). Nor shall Tenant cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to emanate from or permeate the premises.

     17.7 LEGAL REQUIREMENTS. Tenant at its sole expense shall comply with all laws, rules, orders and regulations of Federal State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of any special requirements associated with Tenant's use or occupancy of the premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

     17.8 TENANT'S ACTS - EFFECT ON INSURANCE. Tenant shall not knowingly do or permit to be done any act or thing upon the premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business of operation being carried on upon said premises or for any other reason. Tenant at its own expense shall in the conduct of its business in the premises comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the premises in a manner which shall increase such insurance rates on the Building or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

     17.9 MISCELLANEOUS. Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligation of the Tenant under this Lease.

18. DAMAGE BY FIRE, ETC.
     During the entire term of this Lease, Tenant shall keep its personal property in and about the premises and, except as otherwise provided herein, the work, installations, improvements and betterments in the premises which exceed the specifications in Exhibit 3 of the Existing Lease [called "Over-Building Standard Property"] insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to at least eighty percent (80%) of the full insurable value thereof. Such Tenant's insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property and the Over-Building-Standard Property. The foregoing notwithstanding, Landlord's casualty insurance policy with respect to the Building shall also cover the Over-Building-Standard Property, provided that such additional coverage is obtainable and that Tenant pays the cost of such additional coverage. Landlord shall notify Tenant if such insurance is not, or ceases to be, obtainable.

     If any portion of the premises (other than any property required to be insured by Tenant under the preceding paragraph) shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the real property of which the premises are a part) to repair or cause to be repaired such damage, provided, however, any Over-Building-Standard Property as shall have been damaged by such fire or other casualty, which is not covered by insurance to be maintained by Landlord pursuant to the immediately preceding paragraph and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the premises, that such repairs to such tenant's alterations, decorations, additions and improvements shall be performed by Landlord but at Tenant's expense; in all other respects, all repairs to and replacements of Tenant's property and Over-Building-Standard Property which is not covered by insurance to be so maintained by Landlord shall be made by and at the expense of Tenant. If the premises or any part thereof-including reasonable access and parking - shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent and additional rent for Operating Costs and Taxes or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored, as nearly as may be practicable, to the condition in which they were immediately prior to such fire or other casually. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last twelve (12), months or the term hereof that the cost to repair such damage is reasonably estimated to exceed one-third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building shall in Landlord's judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty
(30) days after the day on which such termination notice is received by Tenant. If the premises or a substantial part thereof shall not be restored within nine
(9) months after the occurrence of a fire or other casualty, Tenant shall have the right to terminate this Lease by notice to Landlord, prior to the completion of such restoration, within thirty (30) days after the expiration of such nine
(9) month period, the effective date of which shall be not less than thirty (30) days after such notice is received by Landlord. In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent and additional rent for Operating Costs and Taxes shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent and additional rent for Operating Costs and Taxes for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be abated.

     19. WAIVER OF SUBROGATION

     In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

     In any case in which Landlord shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof the net proceeds of any insurance collected or collectible by tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable.

     The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery. Having obtained such clauses and/or endorsements each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.


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

20. CONDEMNATION - EMINENT DOMAIN

     In the event that the premises or any material part thereof, or the whole or any material part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any material damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty
(60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or parking or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this lease and the term hereof may be terminated at the election of Tenant by notice in writing of its election so to terminate which shall be given by Tenant to Landlord within sixty
(60) days following the date on which, Tenant shall have received notice of such taking, appropriation or condemnation.

     Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or parking or shall be deprived of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 7-, and the Yearly Rent and additional rent for Operating Costs and Taxes shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the premises or the parking, or the remainder of the means of access, as nearly as may be practicable, to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area of the Building and the premises and the Tenant's Proportionate Share shall be equitably adjusted, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent to the premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be practicable for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby
(i) acknowledge that Landlord shall be entitled to receive all such compensation and damages, (ii) grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and (iii) agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the premises or any part thereof for temporary use of less than one (1) year's duration, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made for such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and

Tenant as of the Termination Date or earlier termination of this Lease.

21. DEFAULT

     21.1 CONDITIONS OF LIMITATION - RE-ENTRY - TERMINATION. This Lease and the herein term and estate are upon the condition that if (a) Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall neglect or fail, after the expiration of any applicable grace period, to perform or observe any of the Tenant's covenants or agreements in the Existing Lease or if any other event specified in Section 21.1 of the Existing Lease shall occur or (c) Tenant shall, be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or (e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like in excess of $250,000, in the aggregate, shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law; or (h) a receiver, sequestered trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within sixty (60) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceeding dismissed within sixty (60) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve noon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though, that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Whenever "Tenant" is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this
Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant's obligations under this Lease. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

     21.2 DAMAGES - ASSIGNMENT FOR BENEFIT OF CREDITORS. For the more effectual securing to Landlord of the rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make any transfer similar to or in the nature of an assignment of its property for the benefit of its creditors, the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions or this Lease, Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or for any preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount described in clause (x) of Article 21.3 and
(b) (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the premises) an amount equal to the rent and other charges payable for and in respect of the nine (9)-month period next preceding the date of termination, as aforesaid.

     21.3 DAMAGES - TERMINATION. Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

     (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 discounted to present value exceeds (ii) the aggregate projected rental value of the premises for such period, discounted to present value.

                                       or:

     (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, then Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the reasonable expenses of re-letting, including altering and preparing the premises for new tenants, brokers' commissions, and all other, similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect to any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord shall use reasonable efforts to relet the premises if Landlord chooses to collect damages under this subparagraph (y).

     In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

     Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

     Except in the case Landlord elects the liquidated damage remedy provided for above, nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     21.4 FEES AND EXPENSES.

     (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may after notice to Tenant and an opportunity to cure (except in emergencies) perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in
Article 6 hereof.

     (b) Tenant shall pay Landlord's costs and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

     (c) Landlord shall pay Tenant's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Landlord under this Lease or (ii) as a result of Tenant, without its fault, being made party to any litigation pending by or against Landlord or any persons claiming through or under Landlord.

     21.5 WAIVER OF REDEMPTION. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this Lease as herein provided.

     21.6 LANDLORD'S REMEDIES NOT EXCLUSIVE. Except in the case Landlord elects the liquidated damage remedy provided for above, the specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

     21.7 GRACE PERIOD. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions in any twelve (12) month period there had been a default in the payment of money which had been cured either after or without notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty
(30) days after written notice thereof given by Landlord to Tenant or within such additional period as may reasonably be required to cure such default if (because of any cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty (30)-day period, provided, however, (I) that Tenant shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and, (2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable of if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of three (3) prior notices hereunder to cure such default.

     Notwithstanding anything to the contrary in this Article 21.7 contained, Landlord's written notice commencing Tenant's grace periods hereunder may also serve as Landlord's statutory notice to quit, and such grace periods as are provided herein may run concurrently with any statutory notice periods; and, except to the extent prohibited by applicable law, any such statutory notice and grace periods are hereby waived by Tenant.

     21.8 ABANDONMENT. In the event that Tenant shall desert or abandon the premises, Landlord may, at its option, give Tenant a written notice terminating this Lease with respect to all or any portion of the premises, such notice to specify the space being "recaptured by Landlord and the effective date of such termination. In the event of such Recaptures of space by Landlord, the Yearly Rent and Tenant's Proportionate Share shall be proportionately reduced. Nothing contained herein shall be deemed to release, waive or modify in any manner whatsoever the obligations of Tenant under this Lease, except that Tenant's obligations with respect to "recaptured space shall be modified as provided in the immediately preceding sentence.

22. END OF TERM - ABANDONED PROPERTY

     Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property and, to the extent allowed by Landlord pursuant to
Section 12 hereof, shall remove all alterations and additions made by Tenant and all partitions wholly within the premises, and shall repair any damages to the premises or the Building caused by such installation or such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law, with the balance, if any, to be paid to Tenant.

     If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to the rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon the greater of the fair market rental value of the premises or the highest rent called for under this lease prior to its termination) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the premises. Notwithstanding the foregoing, Landlord shall have the right to elect to recover any other damages which Landlord is permitted to recover under this Lease or at law or in equity in lieu of said liquidated damages by giving Tenant written notice of such election. From and after the date on which Landlord gives Tenant such notice, said liquidated damages shall cease to accrue and Tenant shall be liable to Landlord for any damages recoverable under Lease or at law or in equity which accrue thereafter.

23. SUBORDINATION

     (a) Subject to any mortgagee's or ground lessor's election, as hereinafter provided for and subject to the condition that Landlord obtain from its mortgagee or ground lessor a nondisturbance and attornment agreement in favor of Tenant in a commercially reasonable form, this Lease is subject and subordinate in all respects to all matters of record ground leases and/or underlying leases and all mortgages, any of which may hereafter be placed on or affect such leases and/or the real property of which the premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may reasonably request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval.

     (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may reasonably request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.


     (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord and notwithstanding that any such mortgage or ground lease may antedate this Lease - the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

     (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

     (e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant wrongfully fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

     (f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of landlord's estate and interest in the real property of which the premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or
(y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

24. QUIET ENJOYMENT

     Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms provisions and conditions of this Lease. Landlord represents and warrants that Landlord is vested with good record fee simple title to the Building and the land on which the Building is located and that said property is not subject to any mortgage or to any encumbrance which materially interferes with Tenant's use or enjoyment of the premises.

     Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25. ENTIRE AGREEMENT - WAIVER - SURRENDER

     25.1 ENTIRE AGREEMENT. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     25.2 WAIVER BY LANDLORD. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     25.3 SURRENDER. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises. In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

26. INABILITY TO PERFORM - EXCULPATORY CLAUSE

     This Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacement, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

     Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Building of which the premises are a part and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such Liability. In no event shall Landlord (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential damages.

     This Lease and the obligations of Landlord to perform all the covenants, agreements, terms, provisions and conditions hereunder on the part of Landlord to be performed shall in no way be affected, impaired or excused because Tenant is unable to fulfill any of its non-monetary obligations under this Lease if Tenant is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Tenant's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar, or dissimilar emergency. In each such instance of inability of Tenant to perform any non-monetary obligation, Tenant shall exercise reasonable diligence to eliminate the cause of such inability to perform. This paragraph shall not apply to or excuse delay in the payment of rent, additional rent or any other monetary obligation of Tenant.

27. BILLS AND NOTICES

     Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited by Certified Mail in the United States mails addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the premises), or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

     All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full thirty (30) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28. PARTIES BOUND - SEISIN OF TITLE

     The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

     If in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the premises are a part Landlord ceases to be the owner of the reversionary interest in the premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29. MISCELLANEOUS

     29.1 SEPARABILITY. If any provision of this lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

     29.2 CAPTIONS, ETC. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

     29.3 BROKER. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building with any broker or had its attention called to the premises or other space to let in the Building by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, provided that Landlord shall be solely responsible for the payment of brokerage commissions to the brokers, person or firm, if any, designated in Exhibit 1.

     29.4 MODIFICATIONS. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

     29.5 GOVERNING LAW. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

     29.6 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

     (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or around lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

     (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or termination of such ground lessor's ground lease and the taking of possession of the demised premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

     29.7 REPRESENTATION OF AUTHORITY. By his or her execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

     29.8 NON-DISTURBANCE AGREEMENT. Landlord shall use its best efforts to obtain a non-disturbance agreement from its lender with language that is acceptable to the Tenant. Failure of the Landlord to obtain such an agreement shall not constitute a default on the part of the Landlord.


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


     IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:                                  TENANT:

E & F REALTY ASSOCIATES                    XIONICS INTERNATIONAL
LIMITED PARTNERSHIP                        HOLDING, INC.

By: E & F REALTY, CORPORATION,
    GENERAL PARTNER

By:                                        By:
    ---------------------------            ---------------------------------
    ELEANOR PAO, PRESIDENT                 GERARD T. FEENEY, VICE PRESIDENT
                                           FINANCE AND OPERATIONS, CFO
                                           HEREUNTO DULY AUTHORIZED


     A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF TENANT SHOULD BE ATTACHED.

[XIONICS letter header]





June 12, 1995

Mr. James F. O'Neil
E & F Realty
709 Main Street
Waltham, MA 02154

Re:      128 Corporate Center
         Burlington, MA 01803

Dear Jim:

In accordance with paragraph 3.5 of our lease dated November 29, l994, we are exercising our right of first refusal on the first floor adjacent space effective July 1, 1995.

In accordance with our exercising our option, we understand the yearly rent becomes $519,525.00 and the monthly rent becomes $43,293.25. We also understand that in accordance with our lease agreement that our total proportionate share becomes 33%.

Please do not hesitate to contact me should you have any questions or concerns.

Sincerely,




/s/ Gerard T. Feeney
- ---------------------
Gerard T. Feeney
Vice President

                            FIRST AMENDMENT TO LEASE

This agreement made this 9TH day of AUGUST, 1995, by and between E & F REALTY ASSOCIATES (hereinafter referred to as LESSOR), and XIONICS INTERNATIONAL HOLDINGS, INC., a Delaware Corporation having its principal place of business at 70 Blanchard Road, Burlington, MA (hereinafter referred to as LESSEE),

                                   Witnesseth:

WHEREAS, by a certain Lease Agreement dated November 29, 1994 (hereinafter referred to as the "LEASE"), the LESSOR, E & F. Realty Associates Limited Partnership leased to LESSEE a certain premises described as 30,000 rentable square feet on the first and fifth floor of 128 Corporate Center, 70 Blanchard Road, Burlington, Massachusetts, 01803, and subsequently exercised its option to lease 4,635 rentable square feet of additional space on the first floor for a total area of 34,635 rentable square feet, more particularly described therein as (Premises), and,

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged each to the other, the above named parties do hereby agree to expand said Lease as follows:

1) To add to said lease 4,860 rentable square feet located on the first floor as shown on the attached exhibit A, bringing the total rentable square footage to 39,495 square feet.

2) The Term of this First Amendment to Lease shall be for coterminous with the existing lease and shall commence October 1, 1995 and terminate December 31, 1999, unless otherwise terminated in accordance with the provisions contained in the lease.

3) The annualized rent for years one and two shall be $599,715.00 payable in equal monthly installments of $49,796.25; annual rent for years three and four shall be $604,575.00 payable in equal monthly installments of $50,381.25; annual rent for year five shall be $609,435.00 payable in equal monthly installments of $50,786.25. Monthly rent is due and payable upon the first day of the month.

4) The Lessor and Lessee agree for the purpose of definition that in calculating the monthly rents payable as described in paragraph 3 above, year one commences October 1, 1995, year 2 commences January 1, 1996, year 3 commences January 1, 1997, year 4 commences January 1, 1998, and year 5 commences January 1, 1999.

5) The tenant accepts the premises in "as is~ condition. However, the landlord agrees to paint the walls (one coat) and shampoo the carpet.

6) It is agreed by both parties that no brokers are associated with this amendment and no brokers fees are due to any parties.

7) Tenant shall pay its proportionate share of any increase in operating costs over the base year as provided for in Article 9 of the lease. Base year under this amendment is to be defined in the lease. The tenants proportionate share of operating cost as defined in Article 9 is hereby revised to 37.6%.

8) Tenant shall pay its proportionate share of any increase in operating costs over the base year as provided for in Article 9 of the lease. The base year for real estate tax escalations under this amendment remains as defined in the lease. The proportionate share of real estate tax escalations as defined in Article 9 is 37.6%.

9) Tenant agrees to pay its proportionate share of its electric cost monthly as provided for the lease.

10) All other terms, conditions and covenants of the Lease shall apply to the First Amendment to Lease and shall remain the same, where applicable, and are hereby affirmed.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



                                    LESSOR: E & F Realty Associates
                                            Limited Partnership





- ---------------------------         ----------------------------
Witness                             By
                                    Its Authorized Agent


                                    LESSEE: XIONICS International Holding, Inc.



/s/ [?????????????????????]         /s/ [??????????????????????]
- ---------------------------         ----------------------------
Witness                             By
                                    Its Authorized Agent